Exhibit 99.1

Noble Corporation plc Devonshire House 1 Mayfair Place London W1J 8AJ England

PRESS RELEASE

NOBLE CORPORATION PLC TO PURSUE DEVELOPMENT OF MLP

LONDON, October 28, 2014 - Noble Corporation plc (NYSE:NE) announced today that the Company’s Board of Directors has authorized the Company to pursue the development of a master limited partnership (MLP). The MLP would be comprised of interests in select rigs chosen from Noble’s existing fleet.

If realized, the Company would expect to file a registration statement with the Securities and Exchange Commission relating to the initial public offering of common units in the MLP during the second quarter of 2015. The anticipated offering would be subject to the final approval of Noble’s Board of Directors and market conditions.

David W. Williams, Chairman, President and Chief Executive Officer of Noble Corporation plc, noted, “With our fleet transformation largely complete, we have concluded that the creation of an MLP could enhance our capital allocation strategy. Alternatives surrounding the uses of cash flow are evolving with the significant reduction in newbuild capital expenditures to be realized after 2014. We believe this step will provide Noble with enhanced financial flexibility that will facilitate value creation and place the Company in a stronger competitive position.”

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. This press release is made in reliance on Rule 135 under the Securities Act of 1933, as amended (the “Securities Act”).

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About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 35 offshore drilling units, consisting of 20 semisubmersibles and drillships and 15 jackups, focused largely on ultra-deepwater and high-specification jack-up drilling opportunities in both established and emerging regions worldwide. Noble is a public limited company registered in England and Wales with company number 08354954 and registered office at Devonshire House, 1 Mayfair Place, London, W1J 8AJ England. Additional information on Noble is available at www.noblecorp.com.

Forward-Looking Disclosure Statement

This release contains forward-looking statements. Statements regarding the development of an MLP, the timing of or conditions to any such development, the Company’s capital allocation strategy, uses of cash flows, value creation or competitive position, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by governmental and regulatory authorities, employee relations, market and business conditions, the Company’s financial results and performance, changes in law, availability and terms of any financing, satisfaction of regulatory conditions, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, weather conditions, the future price of oil and gas and other factors detailed in Noble’s most recent Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

NC-706

10/28/2014

For Investors:	Jeffrey L. Chastain, Vice President – Investor Relations and Corporate Communications, Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed, Director of Investor Relations and Corporate Communications, Noble Drilling Services Inc., 281-276-6729